UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2007

comScore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-1158172	54-19555550

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11465 Sunset Hills Road
Suite 200
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438-2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On December 21, 2007, comScore, Inc. (the “Company” or “comScore”) entered into a Deed of Lease (“Lease”) with South of Market LLC, (the “Landlord”) to secure office space for the Company’s new corporate headquarters. The following is a brief description of certain terms and conditions of the Lease.
The Lease is for office space located in an office building at 11950 Democracy Drive, Reston, Virginia, which will be used to replace comScore’s current office space at 11465 Sunset Hills Road, Reston, Virginia. The commencement date for occupancy is targeted to be June 1, 2008.
The Lease provides for the rental of approximately 62,203 rentable square feet of space and has an initial term of one hundred twenty (120) calendar months. comScore can extend this term by exercising up to two (2) consecutive five (5) year options.
The monthly base rent during the first year of the Lease is $220,302.29, with annual escalators thereafter up to $275,127.38 per month in the tenth year of the Lease. comScore prepaid the first month’s rent upon signing the lease, but the first ten months of the lease are subject to a scheduled rent abatement. In addition to base rent, commencing on the first anniversary of the Lease, the Lease requires comScore to pay its proportionate share of the amount by which (i) defined operating expenses and real estate taxes paid or incurred by the Landlord exceed (ii) the base year (2008) operating expenses, as defined in the Lease.
Subsequent to the signing of this Lease, comScore expects to deposit with Landlord an unconditional, irrevocable letter of credit in Landlord’s favor in the amount of approximately $2.4 million.
The lease for comScore’s current corporate headquarters is due to expire on July 1, 2008, and the Company has an option to remain as a hold over tenant for up to two months following that date. comScore has an outstanding security deposit in the amount of $750,000 under that lease in the form of a promissory note issued in favor of the landlord.
The foregoing description of the Lease is qualified in its entirety by reference to the copy of the Lease which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Deed of Lease between with South of Market LLC (as Landlord) and comScore, Inc. (as Tenant), dated December 21, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.
	By:	/s/ John M. Green
John M. Green
Date: February 5, 2008		Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Deed of Lease between with South of Market LLC (as Landlord) and comScore, Inc. (as Tenant), dated December 21, 2007